EXHIBIT 99.1

Filed by Embassy Bancorp, Inc.

Commission File No. 000-1449794

OTC Markets Group Welcomes Embassy Bancorp, Inc. to OTCQX

October 3, 2014:  Allentown, Pennsylvania – OTC Markets Group, Inc. (OTCQX: OTCM), operator of financial marketplaces for 10,000 U.S. and global securities, announced today that Embassy Bancorp, Inc. (OTCQX: EMYB), the holding company for Embassy Bank for the Lehigh Valley, a community bank serving Allentown, Bethlehem, Easton and the entire Lehigh Valley region of Pennsylvania, has qualified to trade on OTCQX®.

Embassy Bancorp, Inc. begins trading today on OTCQX under the symbol “EMYB.”  U.S. investors can find current financial disclosures and Real-Time Level 2 quotes from the company at www.otcmarkets.com.

“We are pleased to welcome Embassy Bancorp to the OTCQX marketplace,” said R. Cromwell Coulson, President and CEO of OTC Markets Group.  “Embassy Bancorp joins the growing family of U.S. community and regional banks that have chosen OTCQX to provide their shareholders with transparent trading and convenient access to their news and financial disclosure.  We look forward to working with Embassy Bancorp and our other OTCQX banks as we build a robust trading market for community banks.”

“Embassy Bancorp’s foundation was built on serving the financial needs of our Lehigh Valley community,” said David M. Lobach, Jr., Chairman, President & CEO of Embassy Bancorp.  “We remain committed to that high standard of service and are genuinely excited about joining the OTCQX marketplace and increasing the value we provide to our shareholders.”

Boenning & Scattergood, Inc. serves as Embassy Bancorp, Inc.’s Corporate Broker on OTCQX.

About Embassy Bancorp, Inc.

Embassy Bancorp, Inc. is a Pennsylvania corporation and registered bank holding company headquartered in Bethlehem, Pennsylvania. It is the parent company of Embassy Bank for the Lehigh Valley.  Embassy Bank was originally incorporated on May 11, 2001 and opened its doors on November 6, 2001. Embassy Bank is a full service bank providing personal and business lending and deposit services through seven branch offices in the Lehigh Valley area of Pennsylvania.

About OTC Markets Group Inc.

OTC Markets Group Inc. (OTCQX: OTCM) operates Open, Transparent and Connected financial marketplaces for 10,000 U.S. and global securities.  Through our OTC Link® ATS, we directly link a diverse network of broker-dealers that provide liquidity and execution services for a wide spectrum of securities.  We organize these securities into marketplaces to better inform investors of opportunities and risks – OTCQX®, The Best Marketplace; OTCQB®, The Venture Marketplace; and OTC Pink®, The Open Marketplace.  Our data-driven platform enables investors to easily trade through the broker of their choice at the best possible price and empowers a broad range of companies to improve the quality and availability of information for their investors.  To learn more about how we create better informed and more efficient financial marketplaces, visit www.otcmarkets.com.  OTC Link ATS is operated by OTC Link LLC, member FINRA/SIPC and SEC regulated ATS.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Embassy Bancorp, Inc.’s filings with the Securities and Exchange Commission (SEC).  The statements are valid only as of the date hereof and Embassy Bancorp, Inc. disclaims any obligation to update this information.